Exhibit 10.81
HAZARDOUS MATERIALS INDEMNITY AGREEMENT
     THIS HAZARDOUS MATERIALS INDEMNITY AGREEMENT (this “Agreement”) is entered into as of December 7, 2010, by SMITH & WESSON HOLDING CORPORATION, a Nevada corporation, SMITH & WESSON CORP., a Delaware corporation, THOMPSON/CENTER ARMS COMPANY, INC., a New Hampshire corporation, THOMPSON CENTER HOLDING CORPORATION, a Delaware corporation, UNIVERSAL SAFETY RESPONSE, INC., a Delaware corporation, FOX RIDGE OUTFITTERS, INC., a New Hampshire corporation, K.W. THOMPSON TOOL COMPANY, INC., a New Hampshire corporation, O.L. DEVELOPMENT, INC., a New Hampshire corporation, BEAR LAKE HOLDINGS, INC., a Delaware corporation, and SMITH & WESSON DISTRIBUTING, INC., a Delaware corporation (each a “Indemnitor” and, together the “Indemnitors”), in favor of TD BANK, N.A., in its capacity as administrative agent (together with any successor administrative agent hereunder, “Administrative Agent”), for itself and the other Secured Parties (as defined in the Credit Agreement, as defined below).
     Reference is made to the following facts:
     A. The Indemnitors are entering into an Amended and Restated Credit Agreement of even date herewith (as the same may be amended, restated, renewed, modified, consolidated or extended from time to time, the “Credit Agreement”), with the Administrative Agent, and the lenders party thereto from time to time (“Lenders”), pursuant to which the Lenders have agreed, subject to the terms and conditions set forth therein, to make certain Loans (as defined in the Credit Agreement, and certain other financial accommodations to the Borrowers, collectively the “Loans”). Except as otherwise expressly defined herein or in the exhibits attached hereto, all capitalized terms shall have the meanings ascribed to them in the Credit Agreement.
     B. As a condition to making the Loans, the Lenders require that the Indemnitors agree to indemnify and hold harmless the Secured Parties from any Environmental Claim, any violation of any Requirement of Environmental Law, any violation of any Environmental Permit, and all Costs (as the foregoing terms are defined in Exhibit A hereto) relating to the Premises (as hereinafter defined) all as set forth herein. The Lenders would not make the Loans without this Agreement and the Indemnitors acknowledge and understand that this Agreement is a material inducement for the Lenders’ agreement to make the Loans.
     C. Certain of the Indemnitors are the owners of certain of the parcels described as “Owned Properties” on the attached Exhibit B and certain Indemnitors are tenants under certain leases (the “Leases”) listed on Exhibit B, which Leases relate to occupancy or operation of certain real property described as “Leased Properties” on Exhibit B. The Owned Properties and the Leased Properties and any other properties which may from time to time be owned, leased, operated or used by the Indemnitors or any Subsidiary formed or acquired by any Indemnitor or any person for whose conduct any Indemnitor or any Subsidiary of such Indemnitor is responsible, are individually and collectively referred to as the “Premises”.
     NOW, THEREFORE, in consideration of the Lenders’ agreement to make the Loans to the Borrowers and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Indemnitor hereby covenants and agrees as follows:

     1. Hazardous Materials; Compliance with Requirements of Environmental Law.
          (a) Each Indemnitor represents and warrants, except as may be disclosed in any environmental review set forth on Exhibit C attached hereto (the “Existing Reports”), that (i) no Indemnitor and, to the best of such Indemnitor’s knowledge, no prior owner of the Premises or any other person, has generated, stored, or disposed of any Hazardous Materials on the Premises (other than Hazardous Materials used, generated, stored or disposed of in the ordinary course of business in compliance with the Requirements of Environmental Law), (ii) no Indemnitor is aware of the generation, storage, disposal or release of Hazardous Materials upon or into the real property adjoining or in the vicinity of the Premises which through soil or ground water migration could have come to be located at the Premises, and (iii) there are no existing or closed underground storage tanks on the Premises. Each Indemnitor further represents and warrants that, except as disclosed in the Existing Reports, the Premises comply in all respects with the Requirements of Environmental Law.
          (b) Each Indemnitor covenants and agrees that (i) the Premises shall at all times comply in all material respects with the Requirements of Environmental Law, and (ii) such Indemnitor shall immediately notify the Administrative Agent of (x) any release of any Hazardous Materials at or from the Premises in violation of any Requirements of Environmental Law or (y) any notice or claim received by such Indemnitor of any violation of any Requirements of Environmental Law. Each Indemnitor further covenants and agrees not to release or dispose of any Hazardous Materials at the Premises, nor to permit same, at any time in violation of the Requirements of Environmental Law. Each Indemnitor further covenants and agrees that upon becoming aware of the violation of any Requirements of Environmental Law related to all or any portion of the Premises, including, without limitation, any possible violations of any Requirements of Environmental Law set forth in the Existing Reports, Indemnitors shall, at the sole expense of the Indemnitors, take actions necessary to arrange for monitoring, clean-up, containment, removal, remediation or restoration of each portion of the Premises as are required pursuant to any Requirements of Environmental Law.
          (c) The Administrative Agent may (but shall not be obligated to), at the expense of the Indemnitors, conduct such professional environmental assessments as the Administrative Agent in its reasonable discretion deems appropriate to determine whether Hazardous Materials exist on any part of the Premises and to determine the source, quantity and type of such Hazardous Materials, if any, and the Indemnitors shall cooperate with the Administrative Agent in conducting such investigations. Such investigations may include, without limitation, a detailed visual inspection of the Premises, including all storage areas, storage tanks, drains and dry wells, as well as the taking of soil samples, surface water samples, and ground water samples and such other investigations or analyses as the Administrative Agent in its reasonable discretion deems appropriate to determine whether the Premises and the use and operation thereof comply in all material respects with the Requirements of Environmental Law. The Administrative Agent and its officers, employees, agents and contractors shall have and are hereby granted the right to enter upon the Premises for the foregoing purposes; provided that the Administrative Agent shall use reasonable efforts to minimize the disruption to the operation of the Indemnitors’ business.
     2. Indemnification.
          (a) Each Indemnitor shall protect, defend, indemnify, and hold harmless each Secured Party and their respective officers, directors, shareholders, agents, employees, parents, subsidiaries and affiliates and their respective heirs, legal representatives, successors and assigns (the Secured Parties and all such other persons and entities being referred to herein individually as an “Indemnitee” and collectively as “Indemnitees”) from and against all Costs which at any time may be asserted against or imposed upon the Premises, the Indemnitees, or any of them, arising out of or in connection with (i) Requirements of Environmental Law; (ii) Environmental Claims; (iii) the failure of any Indemnitor or any other party directly or indirectly connected with the Premises, or affiliated with any Indemnitor having any control over or responsibility for the use and operation of the Premises, to obtain, maintain, or comply with any Environmental Permit; and/or (iv) the presence, existence or threat of release of Hazardous Materials at, on, about, under, within or in connection with the Premises.
          (b) In the event that any Remedial Work (as defined in Exhibit A attached hereto) is necessary under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or non-governmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release or threat of release of Hazardous Materials in or into the air, soil, ground water, surface water or soil vapor at, on, about, under, within, near, from or in connection with the Premises (or any portion thereof), the Indemnitors shall promptly commence, or cause to be commenced, and thereafter diligently prosecute to completion, all such Remedial Work. All Remedial Work shall be performed by licensed contractors qualified to perform such work under applicable federal, state and local law. All Costs related to such Remedial Work shall be paid by the Indemnitors including, without limitation, reasonable Costs incurred by the Administrative Agent and/or one or more third parties engaged by the Administrative Agent in connection with the monitoring or review of such Remedial Work by the Indemnitors or one or more third parties engaged by the Administrative Agent. In the event the Indemnitors shall fail to promptly commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, the Administrative Agent may, but shall not be required to, cause such Remedial Work to be performed and all Costs shall become an Environmental Claim hereunder.
          (c) The indemnification obligations of the Indemnitors under this Agreement shall survive (i) repayment of the Loans; (ii) satisfaction, assignment or reconveyance of any Mortgage (as defined in the Credit Agreement), including without limitation the Mortgages by which certain of the Premises secure the Indemnitors’ obligations under the Credit Agreement and the other Loan Documents; (iii) release of any other security provided in connection with the Loans; (iv) foreclosure or enforcement of any Mortgage and other security instruments in connection with the Loans; (v) acquisition of the Premises by any Secured Party or any Affiliate of a Secured Party by assignment or deed-in-lieu of foreclosure or other enforcement or otherwise (except with respect to any actual violation of any Requirements of Environmental Law by any Indemnitee following such acquisition); and (vi) sale, assignment or transfer of all or any portion of any Secured Party’s rights in the Loans and to any of the Premises.
          (d) Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which any Indemnitee may have against any Indemnitor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. § 9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.
     3. Notice of Actions.
          (a) The Indemnitors shall give immediate written notice to the Administrative Agent of: (i) the use, manufacture, production, handling or storage of any type of Hazardous Material at the Premises, not previously disclosed in writing to the Administrative Agent or any substantial increase in the quantity or magnitude of the use, manufacturing, production, handling or storage of any type of Hazardous Material at the Premises above levels previously disclosed in writing to the Administrative Agent; (ii) any proceeding, inquiry, notice, or other communication to the Indemnitors (or any one or more of them) or of which any such Indemnitor has knowledge by or from any governmental or non- governmental entity or person regarding the presence or suspected presence of any Hazardous Material at, on, about, under, within or in connection with the Premises or any migration thereof from or to the

Premises; (iii) any actual or alleged violation of the Requirements of Environmental Law; (iv) any Environmental Claim; (v) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could subject the owner or any person having any interest in the Premises to any liability or penalty under the Requirements of Environmental Law; and (vi) the receipt of any notice or discovery of any information regarding any actual, alleged, or potential spillage, seepage, release, discharge, disposal or any other presence or existence of any Hazardous Material at, on, about, under, within, near or in connection with the Premises in material violation of any Requirements of Environmental Law.
          (b) Upon receipt of the same, the Indemnitors shall deliver to the Administrative Agent copies of any and all Environmental Claims, and any and all orders, notices, permits, applications, reports, and other communications, documents, and instruments pertaining to the actual, alleged, or potential presence or existence of any Hazardous Material at, on, about, under, within, near or in connection with the Premises.
     4. Procedures Relating to Indemnification.
          (a) In any circumstance in which this Agreement applies, the Administrative Agent may, but shall not be obligated to, employ its own legal counsel and consultants to investigate, prosecute, negotiate, or defend any such Environmental Claim and in the event liability is asserted directly against the Administrative Agent or any other Secured Party, such Secured Party shall have the right to compromise or settle such Environmental Claim or claim of liability against such Secured Party without the consent of the Indemnitors. The Indemnitors shall reimburse the Administrative Agent within fifteen (15) days of demand, for all reasonable Costs incurred by the Secured Parties hereunder, including the amount of all Costs of settlements entered into by one or more Secured Parties.
          (b) No Indemnitor shall, without the prior written consent of the Administrative Agent, (i) settle or compromise any action, suit, proceeding, or claim or consent to the entry of any judgment that relates to the Premises and that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Administrative Agent of (x) a full and complete written release of the Administrative Agent and the other Secured Parties (in form, scope and substance satisfactory to the Administrative Agent in its reasonable discretion) from all liability in respect of such action, suit or proceeding and (y) if applicable, a dismissal with prejudice of such suit, action or proceeding; or (ii) settle or compromise any action, suit, proceeding, or claim in any manner that may adversely affect the Administrative Agent or any other Secured Party as determined by the Administrative Agent or such Secured Party in its reasonable discretion.
     5. Binding Effect. This Agreement shall be binding upon each Indemnitor and its successors and permitted assigns and shall inure to the benefit of the Indemnitees and their respective successors and assigns, including as to the Administrative Agent and each other Secured Party, without limitation, any Affiliate of the Administrative Agent or such other Secured Party which acquires all or part of the Premises by any sale, assignment, assignment or deed-in-lieu of foreclosure or other enforcement, or foreclosure under any Mortgage, or otherwise. The obligations of the Indemnitors under this Agreement shall not be assigned without the prior written consent of the Administrative Agent, which consent may be given or withheld in the sole discretion of the Administrative Agent.
     6. Additional Subsidiaries; Joint and Several Liability.
          (a) In the event any Indemnitor forms or acquires any Subsidiary, or otherwise obtains control over any other person or entity (a “Controlled Entity”), such Indemnitor shall cause such Subsidiary or such Controlled Entity to be become a party to this Agreement pursuant to Section 6.13 of the Credit Agreement by signing a Joinder to Hazardous Material Indemnity Agreement in substantially the form of Exhibit D attached hereto, whereupon each such Subsidiary or Controlled Entity shall be obligated to the Administrative Agent and the other Secured Parties as if such Subsidiary or Controlled Entity were an “Indemnitor” hereunder. Each such Subsidiary or Controlled Entity that executes a Joinder to Hazardous Material Indemnity Agreement shall be referred to herein as an “Additional Indemnitor”.
          (b) The liability of the Indemnitors and all Additional Indemnitors shall be joint and several. The liability of the Indemnitors and all Additional Indemnitors under this Agreement shall in no way be limited or impaired by the provisions of any of the Loan Documents, or any amendment, modification, extension or renewal thereof. No delay on the part of the Administrative Agent or any other Secured Party in acting under this Indemnity shall operate as a waiver of any of the Administrative Agent’s or such Secured Party’s rights hereunder. No waiver hereunder by the Administrative Agent or any other Secured Party in any instance shall constitute a waiver in any other instance.
     7. Waiver. Each Indemnitor waives any right or claim of right to cause a marshalling of the assets of such Indemnitor (or any other Indemnitor) or to cause the Administrative Agent or any other Secured Party to proceed against any of the security for the Loans before proceeding under this Agreement against any Indemnitor; each Indemnitor agrees that any payments required to be made hereunder shall become due on demand; to the extent permitted by applicable law, each Indemnitor expressly agrees that the liability of such Indemnitor hereunder shall in no way be affected by: (a) the release or discharge of such Indemnitor in any creditors’, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of such Indemnitor or the estate of such Indemnitor in bankruptcy, or of any remedy for the enforcement of such Indemnitor’s liability under the Loan Documents, resulting from the operation of any present or future provision of the Bankruptcy Code, 11 U.S.C. § 101 et seq. or other similar statute or from the decision in any court; (c) the rejection or disaffirmance of the Loan Documents in any such proceedings; (d) the assignment or transfer of the Loan Documents by any Indemnitor; (e) any disability or other defense of any Indemnitor; or (f) the cessation from any cause whatsoever for the liability of any Indemnitor. Without limiting the generality of the foregoing, each Indemnitor hereby waives all suretyship defenses or defenses in the nature thereof.
     8. Notices. All notices, consents, approvals, elections and other communications (collectively “Notices”) hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if delivered to the Administrative Agent and the Borrowers in accordance with the terms of the Credit Agreement.
     9. Attorneys’ Fees. In the event that any Indemnitee brings or otherwise becomes a party to any suit or other proceeding (including, without limitation, any administrative proceedings, but excluding any suit brought by an Indemnitee which is ruled to be frivolous or brought in bad faith) with respect to the subject matter or enforcement of this Agreement, such Indemnitee shall, in addition to such other relief as may be awarded, be entitled to recover from the Indemnitors reasonable attorneys’ fees, expenses and costs of investigation as are actually incurred (including, without limitation, reasonable attorneys’ fees (including, without limitation, those of in-house counsel), expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 U.S.C. § 101 et seq., or any successor statutes).
     10. Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall in all respects be governed by and construed and enforced in accordance with the laws of the State of New York, including, but not limited to, Section 5-1401 of the New York General Obligations Law, except that the laws of the jurisdiction in which the Premises are located shall be applicable to the extent required to enforce the remedies provided herein with respect to the Premises. Each Indemnitor, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the State of New York and to the jurisdiction of any state in which any of the Premises is located and consents to the jurisdiction of the courts of the State of New York and the United States District Court for the District of New York and the jurisdiction of any state court or any United States federal court sitting in the state in which any Premises is located, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. Each Indemnitor further agrees that a summons and complaint commencing a suit, action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail in accordance with the terms of the Credit Agreement or as otherwise provided under the laws of the State of New York or as otherwise provided under the laws of the state in which any Premises is located. Nothing in this Agreement shall affect any right the Agent or any Indemnitee may otherwise have to bring an action or proceeding relating to this Agreement against any Indemnitor or its properties in the courts of any jurisdiction.
     11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     12. Successive Actions. A separate right of action hereunder shall arise each time the Administrative Agent acquires knowledge of any matter indemnified by the Indemnitors under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and the Indemnitors hereby waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments.
     13. Partial Invalidity. If any provision of this Agreement shall be determined to be unenforceable in any circumstances by a court of competent jurisdiction, then the balance of this Agreement shall be enforceable nonetheless, and the subject provision shall be enforceable in all other circumstances.
     14. Interest on Unpaid Amounts. All amounts required to be paid or reimbursed to Indemnitees hereunder shall bear interest from the date of expenditure by the Indemnitees or the date of written demand to the Indemnitors hereunder, whichever is later, until paid to Indemnitee(s). The interest rate shall be the highest applicable rate of interest at such time under the Credit Agreement.
     15. Authority. Each individual signing this Agreement on behalf of any Indemnitor or any Additional Indemnitor which is not a natural person warrants and represents to the Administrative Agent and the other Secured Parties that he or she is authorized to do so by all requisite action of such Indemnitor or such Additional Indemnitor.
     16. Exhibits. All exhibits attached hereto are incorporated by reference.
     17. Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail (including, without limitation, PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.
*The Next Pages are the Signature Pages*

     IN WITNESS WHEREOF, Indemnitors have executed this Agreement under seal as of the date first set forth above.

INDEMNITORS: SMITH & WESSON HOLDING CORPORATION
By:	/s/ John R. Dineen
	Name:	John R. Dineen
	Title:	Interim Chief Financial Officer

SMITH & WESSON CORP.
By:	/s/ John R. Dineen
	Name:	John R. Dineen
	Title:	Interim Chief Financial Officer

THOMPSON/CENTER ARMS COMPANY, INC.
By:	/s/ John R. Dineen
	Name:	John R. Dineen
	Title:	Interim Chief Financial Officer

UNIVERSAL SAFETY RESPONSE, INC.
By:	/s/ John R. Dineen
	Name:	John R. Dineen
	Title:	Interim Chief Financial Officer

FOX RIDGE OUTFITTERS, INC.
By:	/s/ John R. Dineen
	Name:	John R. Dineen
	Title:	Interim Chief Financial Officer
*Signatures Continued on Next Page*
[Signature Page to Hazardous Materials Indemnity Agreement]

BEAR LAKE HOLDINGS, INC.
By:	/s/ John R. Dineen
	Name:	John R. Dineen
	Title:	Interim Chief Financial Officer

K.W. THOMPSON TOOL COMPANY, INC.
By:	/s/ John R. Dineen
	Name:	John R. Dineen
	Title:	Interim Chief Financial Officer

O.L. DEVELOPMENT, INC.
By:	/s/ John R. Dineen
	Name:	John R. Dineen
	Title:	Interim Chief Financial Officer

THOMPSON CENTER HOLDING COMPANY
By:	/s/ John R. Dineen
	Name:	John R. Dineen
	Title:	Interim Chief Financial Officer

SMITH & WESSON DISTRIBUTING, INC.
By:	/s/ John R. Dineen
	Name:	John R. Dineen
	Title:	Interim Chief Financial Officer
*Signatures Continued on Next Page*
[Signature Page to Hazardous Materials Indemnity Agreement]

Administrative Agent: TD BANK, N.A., as Administrative Agent
By:	/s/ Maria P. Goncalves
	Name:	Maria P. Goncalves
	Title:	Regional Vice President
[Signature Page to Hazardous Materials Indemnity Agreement]

Exhibits:	A — Definitions B — Premises Description C — Environmental Reports D — Joinder to Hazardous Materials Indemnity Agreement

EXHIBIT A
Definitions
     Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
          (a) “Costs” shall mean all liabilities, losses, reasonable costs, damages (including consequential damages), reasonable expenses, claims, reasonable attorneys’ fees, reasonable experts’ fees, reasonable consultants’ fees and disbursements of any kind or of any nature whatsoever. For the purposes of this definition, such losses, costs and damages shall include, without limitation, remedial, removal, response, abatement, restoration, cleanup, legal, investigative and monitoring costs and related costs, expenses, losses, damages, penalties, fines, obligations, defenses, judgments, suits, proceedings and disbursements. Costs shall also include, without limitation, (i) the costs of removal, transportation and disposal of any and all Hazardous Materials from all or any portion of any of the Premises, (ii) costs required to take necessary precautions to protect against the release of Hazardous Materials at, on, in, about, under, within, near or in connection with any of the Premises in or into the air, soil, surface water, ground water, or soil vapor, any public domain, or any surrounding areas, and (iii) costs incurred to comply, in connection with all or any portion of any of the Premises, with all applicable laws with respect to Hazardous Materials, including any such laws applicable to the work referred to in this sentence.
          (b) “Environmental Claim” shall include, but not be limited to, any claim, demand, action, cause of action, suit, loss, cost, damage, fine, penalty, expense, liability, judgment, proceeding, or injury, whether threatened, sought, brought, or imposed, that seeks to impose costs or liabilities for the following, occurring at, on, about under, within, near, from, or in connection with any of the Premises: (i) noise; (ii) pollution or contamination of the air, surface water, ground water, or soil; (iii) solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal, or transportation; (iv) exposure to Hazardous Materials; (v) the manufacture, processing, distribution in commerce, use, or storage of Hazardous Materials; (vi) injury to or death of any person or persons arising out of the discharge, release, storage, handling, presence, or transport of Hazardous Materials; (viii) any and all penalties arising out of the discharge, release, storage, handling, presence, or transport of Hazardous Materials, (ix) any assertion of breach or violation of any Requirements of Environmental Law, or any event, occurrence, or condition relating to any of the Properties as a consequence of which (A) any Indemnitor, any Indemnitee, or any owner, occupant, or person having any interest in any of the Premises shall be liable under Environmental Law, or (B) any of the Premises shall be subject to any restriction on use, ownership, transferability, or (iii) any Remedial Work shall be required.
          (c) “Environmental Permit” means any permit, license, approval, or other authorization with respect to any activities, operations, or businesses conducted on or in relation to any of the Premises under any applicable law, regulation, or other requirement of the United States or any state, municipality, or other subdivision or jurisdiction related to pollution or protection of health or the environment, or any private agreement (such as covenants, conditions and restrictions), including laws, regulations or other requirements relating to emissions, discharges, or releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water, or soil, or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transportation, or handling of Hazardous Materials at, on, about, under, within, near, or from any of the Premises.
          (d) “Remedial Work” shall mean any investigation, site monitoring, containment, clean-up, removal, transportation, disposal, restoration, reporting, or sampling with respect to Hazardous Materials or soil, water, tanks, drums or other materials which contain or contained Hazardous Materials.

          (e) “Requirements of Environmental Law” means all requirements of Environmental Laws or ecological laws or regulations or controls which are applicable to any of the Premises or the activities conducted thereon, including all requirements imposed by any law, rule, order, or regulations of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority, or any private agreement (such as covenants, conditions and restrictions), which relate to (i) noise; (ii) pollution or protection of the air, surface water, ground water, or soil; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; (iv) exposure to Hazardous Materials; or (v) regulation of the manufacture, processing, distribution in commerce, use, or storage of Hazardous Materials.

EXHIBIT B
Premises Description
Owned Properties
1.	2100 Roosevelt Avenue, Springfield, Massachusetts

2.	299 Page Boulevard, Springfield, Massachusetts

3.	19 Aviation Drive, Houlton, Maine

4.	400 North Main Street, Rochester, New Hampshire
Leased Properties

1.	7377 E. Doubletree Ranch Road
Suite 200
Scottsdale, Arizona

2.	277 Mallory Station Road
Suite 102, 112 and 113
Franklin, Tennessee

3.	416 Mary Lindsay Polk Drive
Suite 503 and 509
Franklin, Tennessee

4.	1001 North 19th Street
Suite 1200
Arlington, Virginia
Washington, D.C.

EXHIBIT C
Environmental Reports
1.	Phase I Environmental Site Assessment (ESA) report dated October 15, 2010 prepared by Environmental Compliance Services, Inc. for Smith & Wesson Corp., relating to the real property located at 19 Aviation Drive, Houlton, Maine, a copy of which has been provided to the Administrative Agent.

2.	Phase I Environmental Site Assessment (ESA) report dated October 15, 2010 prepared by Environmental Compliance Services, Inc. for Smith & Wesson Corp., relating to the real property located at 2100 Roosevelt Avenue, Springfield, Massachusetts, a copy of which has been provided to the Administrative Agent.

3.	Phase I Environmental Site Assessment (ESA) report dated October 15, 2010 prepared by Environmental Compliance Services, Inc. for Smith & Wesson Corp., relating to the real property located at 299 Page Boulevard, Springfield, Massachusetts, a copy of which has been provided to the Administrative Agent.

4.	Phase I Environmental Site Assessment (ESA) report dated October 15, 2010 prepared by Environmental Compliance Services, Inc. for O.L. Development, Inc., relating to the real property located at 400 North Main Street, Rochester, New Hampshire, a copy of which has been provided to the Administrative Agent.

EXHIBIT D
JOINDER TO HAZARDOUS MATERIALS INDEMNITY AGREEMENT
          IN WITNESS WHEREOF, the undersigned (the “Additional Indemnitor”) hereby agrees that effective from and after the date set forth below, it shall be deemed to be bound by all of the terms and provisions set forth in that certain Hazardous Materials Indemnity Agreement, dated as of December 7, 2010 (the “Agreement”), from SMITH & WESSON HOLDING CORPORATION, a Nevada corporation, SMITH & WESSON CORP., a Delaware corporation, THOMPSON/CENTER ARMS COMPANY, INC., a New Hampshire corporation, THOMPSON CENTER HOLDING CORPORATION, a Delaware corporation, UNIVERSAL SAFETY RESPONSE, INC., a Delaware corporation, FOX RIDGE OUTFITTERS, INC., a New Hampshire corporation, K.W. THOMPSON TOOL COMPANY, INC., a New Hampshire corporation, O.L. DEVELOPMENT, INC., a New Hampshire corporation, BEAR LAKE HOLDINGS, INC., a Delaware corporation, and SMITH & WESSON DISTRIBUTING, INC., a Delaware corporation (collectively, the “Indemnitors”) in favor of TD BANK, N.A., in its capacity as administrative agent (together with any successor collateral agent hereunder, “Administrative Agent”), for itself and the other Secured Parties (as defined in the Credit Agreement, as defined below), with the same force and effect as if the undersigned were an “Indemnitor” under the Agreement, and, without limiting the generality of the foregoing, the undersigned (a) hereby represents and warrants to the Lender that each of the representations and warranties made by the Indemnitors with respect to the Indemnitors and the Premises are true and correct with respect to the undersigned and with respect to all properties now or hereafter owned, leased, occupied or operated by the undersigned (the “Additional Premises”), (b) the undersigned hereby covenants and agrees with the Administrative Agent and the other Secured Parties that the undersigned shall perform and comply with all covenants and agreements made by the Indemnitors under the Agreement, and (c) the undersigned hereby agrees to protect, defend, indemnify and hold harmless the Indemnitees from and against all Costs which at any time may be asserted against or imposed upon the Additional Premises or the undersigned or the Indemnitees, arising out of or in connection with (i) Requirements of Environmental Law; (ii) Environmental Claims; (iii) the failure of the undersigned to obtain, maintain, or comply with any Environmental Permit; and/or (iv) the presence, existence or threat of release of Hazardous Materials at, on, about, under, within or in connection with any of the Additional Premises. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement. This signature page shall be deemed a counterpart signature page to the Agreement and the undersigned hereby authorizes the Administrative Agent to attach this signature page thereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail (including, without limitation, PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.
     Executed under seal this                       day of                                            ,                      .

ADDITIONAL INDEMNITOR:

By:
Name:
Title: